Exhibit 99.1

BFYW Board Approves Appointment of Chief Operating Officer

The move placed Stephen Letourneau in a dual role as
Chief Operating Officer and Chief Branding Officer

Columbus, Ohio - March 4, 2024 - Better For You Wellness, Inc. (OTC: BFYW), an Ohio-based wellness company driving plant-based, science-backed innovations, proudly announces the strategic appointment of Stephen Letourneau as the Chief Operating Officer (COO) of the Company. This essential addition is part of BFYW's Growth Initiative, fortifying its position within the dynamic $1.5 trillion wellness industry.

As COO, Letourneau assumes the critical responsibility of overseeing daily business and administrative operations, optimizing efficiencies of internal and external operational processes through enhanced operating procedures, and implementing strategic initiatives. Simultaneously, he will continue as Chief Branding Officer (CBO).

Ian James, Chairman and CEO, emphasized the importance of Letourneau's appointment in the context of BFYW's Growth Initiative, particularly about the premium coffee brand Stephen James Curated Coffee Collection (SJCCC). James stated, "To execute our Growth Initiative, focused on our flagship SJCCC brand, we must have someone intimately familiar with it and its financial intricacies. As we expand into 250 stores this year and double our store count annually to an estimated nearly 4,000 stores in five years, Stephen will play a pivotal role in overseeing our growth projections, anticipating revenues doubling in the second year, multiplying by six in the third, tenfold in the fourth, and fifteenfold by the fifth year, and hit our projected price-to-sales benchmark of 1.97 revenue to market cap each year. Stephen's unmatched understanding of SJCCC operations makes him the ideal choice to ensure meticulous oversight of our daily operations and achieve these objectives."

BFYW's Growth Initiative centers on SJCCC, a highly sought-after premium coffee brand that has already gained significant market traction, securing sales channels at Kroger, Amazon, various resorts, retailers, and boutiques. Notably, SJCCC's Kroger sales span an array of globally sourced whole bean dark, medium, and light roasts in select Ohio stores, where SJCCC is a top seller, as well as K-Cups and Nitro Cold Brew, currently under evaluation by multiple national retailers. The Growth Initiative aims to extend the SJCCC brand's presence in major grocery chains, retailers, and resorts, expanding market reach and elevating BFYW's revenue and share value.

Commenting on Letourneau's dual role as COO and CBO, James highlighted his instrumental role in redesigning coffee packaging for enhanced shelf efficiency, providing customers with a broader selection of roasts with a smaller shelf footprint. James added, "Stephen also spearheads BFYW's creative content development and placement for BFYW's advertising efforts. The Growth Initiative looks to expand the creative component each year."

The appointment of Stephen Letourneau as COO marks a strategic move in alignment with BFYW's Growth Initiative, ensuring effective leadership to navigate the company's expansion and achieve ambitious revenue targets driven by the success of the Stephen James Curated Coffee Collection.

About Better For You Wellness:

Better For You Wellness, Inc. (OTC: BFYW) is an Ohio-based plant-based and science-focused wellness company dedicated to providing high-quality, innovative products that enhance well-being and promote a balanced lifestyle. Better For You Wellness is leading the way in the wellness industry with a solid commitment to clean beauty and natural ingredients. Learn more at https://BFYW.com.

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" and the negative of these terms or other comparable terminology. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results may vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this press release. Except as applicable law requires, we do not intend to update any forward-looking statements to conform these statements to actual results. Investors should refer to the risks disclosed in the Company's reports filed with SEC (https://www.sec.gov/).

While BFYW may elect to update these forward-looking statements at some point in the future, BFYW specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BFYW’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

Better For You Wellness, Inc.

Ian James, CEO

investors@bfyw.com